Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-8330) of Adecco S.A. pertaining to the 1998 Adecco Group Stock Option Plan Applicable to United States Employees,

(2)	Registration Statement (Form S-8 No. 333-10112) of Adecco S.A. pertaining to the 1999 Adecco Group Stock Option Plan Applicable to United States Employees,

(3)	Registration Statement (Form S-8 No. 333-11932) of Adecco S.A. pertaining to the 1999 Adecco Group Stock Option Plan Applicable to United States Employees,

(4)	Registration Statement (Form S-8 No. 333-13458) of Adecco S.A. pertaining to the Adecco S.A. Global Stock Option Plan (a/k/a Adecco Group Stock Option Plan Applicable to United States Employees), and

(5)	Registration Statement (Form S-8 No. 333-88516) of Adecco S.A. pertaining to the 2001 Adecco Stock Option Plan A – Applicable to United States Employees and the 2001 Adecco Stock Option Plan B – Applicable to United States Employees;

of our reports dated March 15, 2007, with respect to the consolidated financial statements and schedule of Adecco S.A., Adecco S.A. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Adecco S.A., included in this Annual Report (Form 20-F) for the year ended December 31, 2006.

Ernst & Young AG

/s/ Jan Birgerson	/s/ Robin Ginn
Jan Birgerson	Robin Ginn

Zurich, Switzerland

April 10, 2007